Exhibit 3.3

AMD_PC Page 1 of 2 Rev. 12/01/2012 Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Amendment filed pursuant to † 7 - 90 - 301, et seq. and † 7 - 110 - 106 of the Colorado Revised Statutes (C.R.S.) ID number: 1. Entity name: (If changing the name of the corporation, indicate name before the name change) 2. New Entity name: (if applicable) 3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box) : “bank” or “trust” or any derivative thereof “credit union” “savings and loan” “insurance”, “casualty”, “mutual”, or “surety” 4. Other amendments, if any, are attached. 5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires : (mm/dd/yyyy) or If the corporation’s period of duration as amended is perpetual, mark this box: 7. (Optional) Delayed effective date: (mm/dd/yyyy) Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered. 20151004878 ONCO Merger Sub, Inc. Oncology Med, Inc. Colorado Secretary of State Date and Time: 01/18/2015 09:15 AM ID Number: 20151004878 Document number: 20151034759 Amount Paid: $25.00

AMD_PC Page 2 of 2 Rev. 12/01/2012 8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: (First) (Middle) (Suffix) (City) (Province – if applicable) (State) (Postal/Zip Code) United States (Country – if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney. Randolph (Last) One East Main Street S Hudson (Street name and number or Post Office information) Suite 711 Rochester _ NY 14614 - 1880

AMENDMENT TO THE ARTICLES OF INCORPORATION OF ONCO MERGER SUB, INC. To the Secretary of State of the State of Colorado: ONCO Merger Sub, Inc . , a for - profit Colorado domestic corporation in good standing, does hereby amend its Articles of Incorporation pursuant to † 7 - 90 - 301 , et seq . and † 7 - 110 - 106 of the Colorado Revised Statutes, to wit : FIRST: Pursuant to and in accordance with that certain Agreement of Merger and Plan of Reorganization ("Reorganization") by and between Oncology Med, Inc . , then a Colorado corporation prior to January 16 , 2014 , ONCO Merger Sub, Inc . , a Colorado corporation, and in accordance with that certain agreement that became contemporaneously effective with that certain Reorganization to exchange shares between ONCO Merger Sub, Inc . and Oracle Nutraceuticals Company, a Colorado corporation, all of which agreements became effective on January 16 , 2014 , the name of the corporation is "Oncology Med, Inc . " . NOW, THEREFORE , the corporation causes this amendment to be filed with the Office of the Secretary of the State of Colorado, as such amendment to its Articles of Incorporation is authorized by the written consent of the majority of the corporation's board of directors in accordance with † 7 - 108 - 202 of the Colorado Business Corporation Act . No notice to or vote by the shareholders of the corporation is required to effect this corporate action pursuant to † 7 - 110 - 102 (1) of the Colorado Business Corporation Act . IN WITNESS WHEREOF , I, Michael P . Grande, the President and Chief Executive Officer of the corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this 18 th day of January 2015 . Michael P. Grande President and Chief Executive Officer 8 Exchange Boulevard Suite 711 Rochester, New York 14614 Telephone: (585) 967 - 3198

CERTIFICATE OF INCUMBENCY AND CORPORATE AUTHORITY To : The Secretary of State The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290 From: Michael P. Grande President ONCO Merger Sub, Inc. ("ONCO") Suite 711 8 Exchange Boulevard Rochester, New York 14614 The undersigned, being the President and Chief Executive Officer of ONCO, hereby certifies to the Secretary of State of the State of Colorado, as follows: 1. I am the duly elected and qualified Chairman of the Board, President, Chief Executive Officer, and Acting Chief Operating Officer of ONCO . 2. ONCO is a corporation duly organized and in good standing under the laws of the State of Colorado. 3. Pursuant to ONCO's governing documents, as amended, and as currently in full force and effect, I am the person ("Authorized Officer") who has been duly designated and appointed to the office(s) indicated by my name, I continue to hold the indicated office(s) at this time, and the signature set forth below by my name is my genuine signature . 4. I have been given sufficient and appropriate authority by ONCO's Board of Directors to act on behalf of and to bind ONCO with respect to the amendment to its Articles of Incorporation to which this Certificate is annexed, and in any amendments or exhibits thereto . 5. I have the power and authority to execute this Certificate on behalf of ONCO. 6. The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by ONCO's Board of Directors or shareholders . IN WITNESS WHEREOF , the undersigned duly executes this Certificate and affixes his signature hereto as of the date first above written. ONCO MERGER SUB, INC., a Colorado corporation By: Michael P. Grande Its: President and Chief Executive Officer, not as an individual

CORPORATE ACTION BY THE WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ONCO MERGER SUB, INC., A Colorado corporation The members of the Board of Directors, acting unanimously by written consent in lieu of a meeting pursuant to the provisions of Section 7 - 108 - 102 of the Colorado Business Corporation Act, do hereby agree to amend the corporation's Articles of Incorporation; whereby, the corporation changes its name to "Oncology Med, Inc.", to become effective on the date this amendment to the Articles of Incorporation is accepted for filing by the Office of the Secretary of State of the State of Colorado. As permitted by Section 7 - 110 - 102(1) of the Colorado Business Corporation Act, the shareholders of the corporation are not entitled to any notice nor are any of them required or entitled to vote on the matter that is the subject of this corporate action and effected by the majority of directors of the corporation. This corporate action by written consent will be placed in the corporation's Minute Book. The directors representing a majority of the corporation's Board of Directors acting by written consent are Michael P. Grande, Randolph S. Hudson, Dean M. Denton, and Tiffany L. Grande, being duly elected and appointed directors of the corporation. The following corporate action is hereby adopted: RESOLVED, that Michael P. Grande, the corporation's President and Chief Executive Officer, is hereby empowered to act as the corporation's authorized representative and is hereby authorized to file an amendment to the corporation's Articles of Incorporation with the Office of the Secretary of State of the State of Colorado, which amendment states the corporation is changing its name to "Oncology Med, Inc.", including authorization to Mr. Grande to enter into any ancillary agreement or understanding and file any additional documents with any state or federal agency or department to confirm the facts stated herein and appurtenant thereto. Michael P. Grande Chairman of the Board Randolph S. Hudson Vice - Chairman of the Board

Dean M. Denton Director Tiffany L. Grande Director DATED: January 18, 2015 ATTEST: Dean M. Denton Corporate Secretary